SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2019

IDEAL POWER INC.

(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

4120 Freidrich Lane, Suite 100

Austin, Texas, 78744

(Address of Principal Executive Offices)

512-264-1542

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	IPWR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a material definitive agreement.

Asset Sale

On September 19, 2019, Ideal Power Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with CE+T Entergy Solutions, Inc., a Delaware corporation (the “Purchaser”) pursuant to which, among other things: (i) the Company agreed to sell certain assets related to the Company’s PPSA™ / Power Conversion Systems business (the “PPSA Business”); (ii) the Purchaser agreed to assume certain liabilities associated with the PPSA Business as provided in the Asset Purchase Agreement; and (iii) the Purchaser shall have a limited option to purchase the Company’s B-TRAN™ (Bi-directional bi-polar junction transistor) chips, subject to certain minimum purchase obligations, as provided in the Asset Purchase Agreement (collectively, the “Asset Sale”). The purchase price consists of $200,000 in cash and a number of shares of the Purchaser’s common stock such that the Company’s ownership interest in Purchaser upon issuance of such shares is equal to 5%. The Asset Purchase Agreement contains customary provisions for an asset sale, including: (a) representations and warranties; and (b) mutual indemnification obligations for breaches of representations, warranties and covenants and for certain other matters, including indemnification by the Company for Excluded Assets or Excluded Liabilities and by the Purchaser for Assumed Liabilities (all as defined in the Asset Purchase Agreement). The parties closed the Asset Sale on September 19, 2019.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is subject, and is qualified in its entirety by reference, to the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 24, 2019, the Company issued a press release announcing the close of the Asset Sale. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Sublease Agreement

On September 19, 2019, in connection with the close of the Asset Sale, the Company and the Purchaser entered into a Sublease Agreement (the “Sublease Agreement”) pursuant to which the Company subleased to the Purchaser approximately seventy-five (75%) percent of the premises located at 4120 Freidrich Lane, Suite 100, Austin, Texas (the “Subleased Premises”). The term of the Sublease Agreement commenced on September 19, 2019 and terminates on May 31, 2021.

Under the Sublease Agreement, the Purchaser is obligated to make monthly payments equal to all Rent (as defined under the Sublease Agreement) and other sums that become due and payable under the master lease with respect to the Subleased Premises, which shall include, without limitation: (i) seventy-five (75%) percent of all Base Rent, Operating Cost, and Additional Rent (all as defined in the Sublease Agreement) due and payable under the master lease and of any additional charges of the Premises (as defined in the Sublease Agreement) subjected to certain exceptions set forth therein; and (ii) one hundred (100%) percent of any maintenance or repair costs related to the Subleased Premises. The Sublease Agreement requires that such amounts are due and payable by the Purchaser to the Company upon the earlier of (a) two (2) business days prior to the date on which the underlying Rent is due and payable under the master lease, or (ii) within ten (10) days following written demand by the Company.

The foregoing description of the Sublease Agreement does not purport to be complete and is subject, and is qualified in its entirety by reference, to the Sublease Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated September 19, 2019, by and between Ideal Power Inc. and CE+T Entergy Solutions, Inc.

10.2*	Sublease Agreement, dated September 19, 2019, by and between Ideal Power Inc. and CE+T Entergy Solutions, Inc.

99.1	Press Release dated September 24, 2019

* Schedules and exhibits have been omitted pursuant to Items 601(a)(5) and 601(b)(2) of Regulation S-K, as applicable. The Company agrees to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAL POWER INC.

Date: September 24, 2019	By:	/s/ Timothy Burns
Timothy Burns
Chief Financial Officer